EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in LSB Corporation’s Registration Statement on Form S-3 of our report dated March 17, 2009 relating to our audit of the consolidated financial statements of LSB Corporation, which appears in the Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to our firm under the caption “Experts.”

/s/  Wolf & Company, P.C.

Boston, Massachusetts
May 29, 2009